UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2006

THE READER'S DIGEST ASSOCIATION, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-10434 (Commission File Number)	13-1726769 (I.R.S. Employer Identification Number)
Pleasantville, New York (Address of principal executive offices)	10570-7000 (Zip Code)

Registrant's telephone number, including area code:
(914) 238-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14a-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 2 pages.

SECTION 5. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2006, Reader’s Digest and Mr. Rich entered into an agreement providing for the terms and conditions of his continued employment with Reader’s Digest through January 19, 2007. The following is a brief description of the material terms of that agreement.

Reader’s Digest will pay Mr. Rich his current base salary and standard benefits through January 19, 2007, at which time his employment with Reader’s Digest will cease.

•	Reader’s Digest will pay Mr. Rich fiscal 2007 incentive compensation of between $200,000 and $350,000, based on QSP’s fiscal 2007 second quarter results.

•	Reader’s Digest will pay Mr. Rich $300,000 for certain consulting services through December 31, 2007.

•
Mr. Rich will continue to participate in Reader’s Digest’s 2001 Income Continuation Plan for Senior Management until the earlier of January 19, 2007 or his termination of employment with Reader’s Digest.

•
For two years after his termination of employment with Reader’s Digest, Mr. Rich will be bound by a non-competition, non-solicitation and confidentiality agreement covering the product fundraising business.

•
If, prior to January 19, 2007, Reader’s Digest terminates Mr. Rich’s employment for cause (as defined in the terms and conditions Reader’s Digest’s equity awards) or if Mr. Rich resigns, Reader’s Digest will have no further obligation to Mr. Rich under the agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE READER'S DIGEST ASSOCIATION, INC.
(Registrant)

Date: December 20, 2006	/s/ C.H.R. DuPree
C.H.R. DuPree
Vice President, Corporate Secretary
and Associate General Counsel